SNAP-ON INCORPORATED
                    SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS
                          (As Amended October 22, 1999)


SECTION 1 -- INTRODUCTION

1.1 Plan. SNAP-ON INCORPORATED SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS (the "Plan") was originally established by Snap-on Incorporated for the benefit of eligible employees of that corporation and its subsidiaries that adopted the Plan with that corporation's consent (1/28/94, effective 4/22/94). The Plan is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA") and an unfunded Plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as defined in Section 201(2) of ERISA (6/28/91). Benefits payable from the Plan will be paid solely from the general assets of the Corporation or other employers under the Plan.

1.2 Effective Date. The "effective date" of the Plan as set forth below is August 26, 1983.

1.3 Employers. The term "Corporation" means Snap-on Tools Corporation until such date that name "Snap-on Tools Corporation" is changed to "Snap-on Incorporated" by shareholder approval, and on such date "Corporation" shall mean Snap-on Incorporated or any successor thereto, and all rights and obligations under this Plan shall be transferred to Snap-on Incorporated or any successor thereto. The Corporation and any subsidiary of the Corporation which adopts the Plan with the consent of the Corporation is referred to herein individually as an "employer" and collectively as the "employers" (1/28/94, effective 4/22/94).

1.4 Purpose. The Plan has been established to supplement retirement benefits provided by the Snap-on Tools Retirement Plan for Administrative and Field
Employees (the "Administrative and Field Plan") in the event that benefits provided under the Administrative and Field Plan are limited by the benefit restrictions imposed under ERISA and/or limited due to participation in Snap-on Tools Corporation Deferred Compensation Plan.


SECTION 2 -- PARTICIPATION AND SUPPLEMENTAL BENEFITS

2.1 Eligibility. Each employee of Snap-on Incorporated or any subsidiary employer who was a participant in the Plan will continue to be eligible to participate in the Plan in accordance with the terms of the Plan. Each employee of the Corporation will become a participant in the Plan and eligible for benefits in accordance with subsection 2.2, provided that such participant meets the following requirements:

               (a) The employee is an elected officer of the Corporation, as determined under the Bylaws of the Corporation; and (1/28/94, effective 4/22/94)


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               (b) Such  employee  is a member of the  Administrative  and Field
               Plan (1/28/94, effective 4/22/94).

2.2 Supplemental Benefits. Supplemental benefits payable to or on behalf of a participant under the Plan shall be equal to the difference (if any) between (i) the full amount of the retirement income or pre-retirement spouse's benefit computed for the participant or his surviving spouse under the Administrative and Field Plan benefit formula (disregarding any benefit or compensation limitations contained in ERISA and/or limited due to participation in Snap-on Tools Corporation Deferred Compensation Plan) (6/28/91), and (ii) the amount of retirement income or pre-retirement spouse's benefit which is actually payable under the Administrative and Field Plan, subject to the following limitations:

               (a) Should employment continue after service as an officer terminates, retirement benefits under this Plan will not accrue after the calendar year in which service as an officer terminates (4/26/85).

               (b) The maximum supplemental benefits payable annually under this Plan for any participant who retired under the Plan prior to January 28, 1994 are limited to $150,000 (1/28/94).

               (c) Supplemental benefits will be payable in accordance with Subsection 2.3.

               (d) Deferred compensation will be considered as eligible earnings only for the year payment is deferred for purposes of determining retirement benefits (8/22/86).

               (e) For purposes of calculating the  supplemental  benefits under
               (i) above for Robert A. Cornog, two (2) years of credited service shall be credited for each year of his credited service under the Administrative and Field Plan for both accrual and vesting purposes (6/25/92).

2.3 Payment of Benefits. Subject to the provisions of this Plan, supplemental benefits shall be payable to or on behalf of a participant as follows;

               (a) Normal Form. Supplemental benefits to a participant who retires on a normal, deferred or early retirement date will be made monthly, will commence on his retirement date and continue thereafter for life and, if the participant dies within a period of five years after his retirement date, a continuing payment of the same amount will be made to his eligible spouse (as defined in Subsection 5.2) if then surviving spouse or such eligible spouse is not living or dies prior to the expiration of such five-year period, to his beneficiary for the balance of said period.

               (b) Payments to Surviving Spouse. If, at the later to occur of the death of a retired participant or the completion of the applicable five-year period specified


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               in  Paragraph (a) above, such  participant's  eligible spouse (as defined in Subsection 5.2) is living, such spouse shall be entitled to receive a monthly supplemental benefit on the first day of the next month, equal to 50 percent of the monthly supplemental benefit which the participant or such eligible spouse was receiving under Paragraph (a). Such spouse's monthly benefit will be paid on the first day of each month thereafter with the last payment being the payment due on the first day of the month in which such spouse's death occurs. If such spouse is more than ten years younger than the participant, the amount of monthly benefit payable to such spouse shall be reduced by an appropriate percentage (determined actuarially) for each full month by which such spouse's age is more than ten years less than the participant's age.

               (c) Retirement Date. For purposes of this subsection, a participant's "retirement date" will be the first day of the month coincident with or next following the date as of which a participant actually retires or is retired from the employ of all of the employers (i) on or after attaining age 65 years, (ii) on or after attaining age 50 years if he has completed ten or more years of continuous employment under the Administrative and Field Plan or (iii) on the date he is retired because of total and permanent disability if he has completed ten or more years of continuous employment under the Administrative and Field Plan.

               (d) Pre-retirement Spouse's Benefit. In the event a participant who has a spouse to whom he is legally married at the time he satisfied the requirements of Paragraph 2.3(c)(ii) above dies leaving an eligible spouse, there shall be payable to such participant's eligible spouse the supplemental amount that would have been payable to his spouse under Paragraph (b) above had the participant retired on the first day of the month coincident with or next following the month in which his death occurred and had received payment commencing on such date in the form described in Paragraphs (a) and (b) above. Such monthly spouse's benefit will be paid to such spouse on the first day of the month coincident with or next following the date of the participant's death and will be payable on the first day of each month thereafter, with the final payment being the payment due on the first day of the month in this such spouse's death occurs.

The  computation  and  payment  of such  benefits  by the  Corporation  shall be
conclusive  on  the  participant,   his  eligible  spouse  and  his  beneficiary
(6/23/89).

Notwithstanding the provisions of subparagraphs 2.3(b) and 2.3(d), if the amount payable to the surviving spouse of Robert Cornog in the form of payment specified therein is less than $50,000 per year, the minimum amount payable to such spouse pursuant to each of such subparagraphs on an annual basis shall be $50,000 (6/25/92).

2.4 Benefits Provided by Employers. Benefits under this Plan to a participant, his surviving spouse or his beneficiary may be paid directly by the participant's employer. No employee shall be required to segregate any assets or establish any trust or fund to provide for the payment of benefits under this Plan (6/23/89).


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SECTION 3 -- OTHER EMPLOYMENT

A participant or other person receiving supplemental benefits under the Plan will continue to be entitled to receive such payments regardless of other employment or self-employment.


SECTION 4 -- FORFEITURE FOR CAUSE

Notwithstanding any provisions of the Plan to the contrary, a retired officer will be disqualified for benefits under this Plan if he, during his term of employment with the Corporation, or within two years of the date his employment terminates:

               (a) Uses or discloses trade secrets for the benefit of someone other than the Corporation or its subsidiaries;

               (b) Embezzles or steals cash or other property of the Corporation or its subsidiaries or performs other similar dishonest acts against the Corporation or its subsidiaries; or

               (c) Enters into a business in direct competition with the Corporation or its subsidiaries as either an employee, director, proprietor, consultant, partner or joint venturer of such business (1/6/84).


SECTION 5 -- GENERAL

5.1 Administration. The Plan will be administered by the Corporation. The Board of Directors of the Corporation will designate the person or persons authorized to act on behalf of the Corporation in the administration of the Plan.


5.2 Spouse or Beneficiary. Any benefits payable to an eligible spouse or beneficiary under the Plan shall be paid to such spouse or beneficiary eligible to receive the participant's benefits under the Administrative and Field Plan as provided in Subsection 2.3 or, if no such beneficiary has been designated, to the participant's estate. For purposes of this Plan, an "eligible spouse" of a participant is a spouse of the participant as of the participant's retirement date (or, if applicable, the participant's date of death) resulting from a legally recognized marriage (6/23/89).

5.3 Interests Not Transferable. Except as to any withholding of tax under the laws of the United States or any state, the interest of any participant or other person under the Plan shall not be subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or unencumbered.


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5.4 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Corporation, is unable to properly manage his financial affairs may be paid to the legal representative of such person (6/23/89).

5.5 Gender and Number. Words in the masculine gender shall include the feminine gender and, where the context admits, the plural shall include the singular and the singular shall include the plural.

5.6 Controlling Law. Except to the extent superseded by the laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the Plan.

5.7 Successors. This Plan is binding on each employer and will inure to the benefit of any successor of an employer, whether by way of purchase, merger, consolidation or otherwise.

5.8 Not a Contract. This Plan does not constitute a contract of employment, and shall not be construed to give any participant the right to be retained in any employer's employ. No participant shall have any rights under this Plan except those specifically provided herein. Such participant shall not have any right or security interest in any specific asset of the employers or any trust, it being understood that any assets set aside shall be available for the claims of an employer's creditors (6/23/89).

5.9 Litigation by Participant. If a legal action relating to the Plan is begun against the Corporation or an employer by or on behalf of any person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost to the Corporation or the employer of defending the action shall be charged to the extent permitted by law to the sum, if any, which were involved in the action or were payable to the participant or other person concerned, or to the supplemental benefits payable to the participant under the Plan.


SECTION 6 -- AMENDMENT AND TERMINATION

While the employer expects to continue the Plan indefinitely, the right to amend or terminate the Plan by action of the Board of Directors of the Corporation is hereby reserved, provided that in no event shall any participant's supplemental benefits accrued to the date of such amendment or termination be reduced or modified by such action. Any supplemental benefits accrued to the date of such amendment or termination shall be payable under Subsection 2.3 (8/28/87) (6/23/89).


SECTION 7 -- ADDITIONAL SPECIAL RESTRICTIONS (1/1/96)

7.1 Effective Date and Overriding  Provisions.  The following provisions of this
Section 7 shall become effective on a "restricted date" (as defined in subsection 7.6 below) and, upon becoming effective, shall remain effective until the following related unrestricted date and, during that period, shall supersede any other provisions of the Plan to the extent necessary to



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eliminate any  inconsistencies  between the provisions of this Section 7 and any other provisions of the Plan, including any exhibits and supplements thereto.

7.2 Prohibitions Against Mergers and Termination; Restrictions on Amendment. During the period beginning on a restricted date and ending on the following related unrestricted date, (i) the Plan may not be merged into any other plan or terminated, (ii) no amendment of the Plan which would reduce the accrual of benefits or change participation or vesting requirements to the detriment of existing participants in the Plan immediately prior to the restricted date shall be permitted, and (iii) the provisions of Section 2.2(a) shall not apply with respect to any employee whose service as an officer ceases during such period.

7.3 Subsidiaries and Affiliates. For purposes of this Section 7, a "subsidiary" of the Corporation means any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by the Corporation. An "affiliate" of the Corporation means any individual, corporation, partnership, trust or other entity which controls, is controlled by, or is under common control with the Corporation.

7.4 Prohibition Against Amendment. Except as otherwise required by law, the provisions of this Section 7 may not be amended, deleted or superseded by any other provision of the Plan, during the period beginning on a restricted date and ending on the related unrestricted date.

7.5 Timing and Method of Distribution. During the period beginning on a restricted date and ending on the following related unrestricted date, the timing and methods of distributions of benefits payable to or on behalf of a participant under the Plan and the determination of actuarially equivalent values shall be governed by the applicable provisions of the Plan as in effect on the date immediately preceding the restricted date.

7.6 Restricted and Unrestricted Dates. For purposes of this Section 7, the term "restricted date" means the date on which either a Change of Control (as defined in Subsection 7.7) or a Potential Change of Control (as defined in Subsection 7.8) occurs. An "unrestricted date" means (1) in the case of a restricted date which occurs by reason of a Change of Control, the last day of the five year period following such Change of Control or (2) in the case of a restricted date occurring by reason of a Potential Change of Control, the last day of the six-month period following such Potential Change of Control."

7.7 Change of Control. A "Change of Control" of the Corporation shall be deemed to have occurred if:

               (1) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 7.7 and Section 7.8, the term "Person" shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders


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

                of the Corporation in substantially the same proportions as their ownership of stock in the Corporation) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
                Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities; or

                (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 1996 or whose appointment, election or nomination for election was previously so approved; or

                (3) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities; or

                (4) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or


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

                substantially all of the Corporation's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

7.8. Potential Change of Control. A "Potential Change of Control" shall be deemed to have occurred if :

        (a) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

        (b) the Corporation or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control;

        (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities; or

        (d) the Board adopts a resolution to the effect that, for purposes of this plan, a Potential Change of Control has occurred.


SECTION 8 - PAYMENT OF BENEFITS DURING CREDIT RATING LIMITATION PERIOD

8.1 Effective Date and Overriding  Provisions.  The following provisions of this
Section 8 shall become effective upon the occurrence of a "Credit Rating Limitation Date" (as defined in Section 8.2 below) and, upon becoming effective, shall remain effective until a subsequent "Credit Rating Delimitation Date" (as defined in Section 8.2 below) and, during the "Credit Rating Limitation Period" (as defined in Section 8.2 below) shall supersede any other provisions of the Plan, other than Section 7, to the extent necessary to eliminate any inconsistencies between the provisions of this Section 8 and any other provisions of the Plan, other than Section 7, including any exhibits and supplements thereto.


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

8.2 Credit  Rating  Limitation  and  Delimitation  Dates.  For  purposes of this
Section 8, the term "Credit Rating Limitation Date" means the date on which the Corporation's debt rating drops below an Investment Grade Rating. "Investment Grade Rating" means a rating at or above Baa3 by Moody's Investors Services, Inc. (or its successors) or a rating at or above BBB by Standard & Poor's Corporation (or its successors). Only one such rating at the required level is necessary for the Corporation to have an Investment Grade Rating for purposes of this Section 8. If either or both of these ratings cease to be available then an equivalent rating from a nationally prominent rating agency shall be substituted by the Corporation. For purposes of this Section 8, the term "Credit Rating Delimitation Date" means the date on which the Company's debt rating achieves an Investment Grade Rating after having previously lost such rating. The period of time commencing on a Credit Rating Limitation Date and ending on a Credit Rating Delimitation Date shall be the "Credit Rating Limitation Period."

8.3 Benefit Payment Provisions. Upon the occurrence of a Credit Rating Limitation Date and on each December 31 after such date occurring during the Credit Rating Limitation Period, and prior to the occurrence of a Credit Rating Delimitation Date, a single sum payment shall be made immediately to each participant under the Plan of the amount by which the "Actuarial Equivalent" (as defined in Section 8.4 below) of (a) exceeds the sum of (b) plus (c):

(a) The amount determined in Section 2.2(i) (as limited by all of Section 2.2) based upon the assumption that (1) the participant has a nonforfeitable right to the participant's benefit from the Pension Plan,
        (2) the participant incurs a termination of employment as of the date of determination, and (3) benefits payable from the Pension Plan would commence upon the earliest payment date allowed under the Pension Plan immediately following such termination of employment.

(b) The Actuarial Equivalent of the amount determined in Section 2.2(ii) (as limited by all of Section 2.2) based upon the same assumptions as in Paragraph (a) above.

(c) The Actuarial Equivalent of the amount paid to such participant based on any prior determination date pursuant to this Section 8.3.

8.4 Actuarial Equivalent. Actuarial Equivalent means an amount equal in value to the benefit replaced as determined with respect to a single sum distribution under Section 8 by using the average thirty (30) year Treasury rate for the second full calendar month preceding the first day of the calendar quarter in such Plan year that contains the determination date as of which the lump sum is being determined, as specified by the Commissioner of the Internal Revenue Service in the Internal Revenue Bulletin, and the mortality table prescribed by the Secretary of the Treasury in revenue rulings, notices, or other guidance pursuant to Section 807(d)(5)(A) of the Internal Revenue Code that has been published in the Internal Revenue Bulletin as of the date such lump sum is being determined.


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8.5  Supplemental  Benefits In Payment  Status During  Credit Rating  Limitation
Period. During a Credit Rating Limitation Period the Actuarial Equivalent payment of any unpaid supplemental benefits in payment status under this Plan shall be made immediately to the participant or other appropriate recipient in a single sum amount.

8.6 No Duplication of Benefits. Under no circumstances shall a participant receive duplicate payment of benefits under the Plan. Entitlement to periodic or other payment of supplemental benefits is canceled when such benefits are paid out in accordance with this Section 8.


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